Exhibit 99.1

News Release
One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: March 2, 2017, 6:00 a.m. EST	Contact: Jack Isselmann, Public Relations Justin Roberts, Investor Relations Ph: 503-684-7000

Greenbrier Exercises Options to Increase Strategic Investments in Brazil

~ Increased ownership in railcar builder Greenbrier-Maxion and integrated castings maker Amsted-Maxion Cruzeiro advances corporate strategy of geographic diversification ~

Lake Oswego, Oregon, March 2, 2017 – The Greenbrier Companies, Inc. (NYSE:GBX) today announced the execution of a definitive agreement concerning its earlier announced intent to increase ownership in Amsted-Maxion Equipamentos E Serviços Ferroviários S.A. (“Greenbrier-Maxion”) from 19.5% to 60%. Located near São Paolo, Brazil, Greenbrier-Maxion is the leading South American railcar manufacturer, with over 60% share of new railcar production in Brazil. Greenbrier-Maxion also offers a range of aftermarket services including railcar overhaul and refurbishment to address an aging railcar fleet, with more than 60% of the fleet at 30 years of age or older.

Greenbrier’s $20 million investment will be used to retire debt at Greenbrier-Maxion thereby reducing interest payments by $4 million annually. The purchase option dates to May 2015 when Greenbrier obtained its initial 19.5% ownership of Greenbrier-Maxion. With the option exercise, the equity interest of Amsted-Maxion Fundição E Equipamentos Ferroviários S.A. (“Amsted-Maxion Cruzeiro”) will be reduced from 80.5% to 40%.

Simultaneously with the closing of its investment into Greenbrier-Maxion, Greenbrier will increase its ownership stake in Amsted-Maxion Cruzeiro from 19.5% to 24.5% for $3.25 million. Based in Cruzeiro, Brazil, Amsted-Maxion Cruzeiro is a manufacturer of various castings and components for railcars and other heavy industrial equipment. Cruzeiro is well-integrated with the operations of Greenbrier-Maxion and draws on the experience of Amsted Rail, with whom Greenbrier currently partners in a U.S.-based castings facility. Amsted Rail is the global leader in railcar bogie and component systems which includes truck castings, tapered roller bearings, railway wheels, axles and braking products. Additionally, Amsted Rail has introduced its Motion Control™ bogie technology in South America to combine with new wagon technology from Greenbrier-Maxion. Amsted-Maxion Cruzeiro also benefits from its affiliation with Iochpe-Maxion, S.A., a prominent, publicly-held, Brazilian-based global auto parts supplier, which provides access to customer and supplier relationships.

Proceeds from Greenbrier’s increased ownership in Cruzeiro, along with loans from the partners, will reduce interest costs by approximately $3 million per year. Greenbrier will retain an option to increase its ownership in Amsted-Maxion Cruzeiro to 29.5% subject to certain conditions.

With an enhanced ownership position in both companies, Greenbrier expects to enjoy greater benefits from the expected economic growth and infrastructure development in Brazil. When

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Greenbrier Exercises Options to Increase Strategic Investments in Brazil (Cont.)	Page 2

completed, Greenbrier’s investments in Greenbrier-Maxion and Amsted-Maxion Cruziero will improve the capital structure of both companies, positioning each business for growth.

William A. Furman, Chairman and CEO of Greenbrier said, “Brazil’s economic, business and political conditions are recovering and forecasts indicate positive GDP growth in 2017. Greenbrier’s operations in Brazil, and our relationship with our partners Amsted and Iochpe, continue to yield positive results. Our facilities, which include the largest railcar assembly plant in South America, continue to gain momentum. In two short years we have already brought innovation to the South American railcar market. We introduced two new products to Brazil, a new triple hopper grain car and a modern double stack railcar design, drawing on our North American heritage as the leader in intermodal railcars. We are expanding our investments in Brazil to reach customers who need high quality transportation equipment and in pursuit of continued growth and further diversification of Greenbrier’s global business into new markets. Our strong balance sheet enabled us to move quickly and decisively in seizing this opportunity.”

Furman continued, “Our increased ownership allows us to use our core competency in manufacturing to drive operational efficiencies in these businesses. As Greenbrier becomes more active in the operations of both companies, we will evaluate opportunities to evolve our business model in South America to emulate our operations in North America where we provide a suite of diversified aftermarket offerings for railcars such as maintenance, parts, refurbishment, leasing and management services.”

Following the closing of this transaction and the previously announced Astra Rail transaction in Europe, Greenbrier will be the leading railcar builder in South America and Europe, and the second largest railcar builder in North America with the ability to tap markets in all three continents, as well as reach customers in the nations of the Gulf Cooperation Council, Africa, and Eurasia. This global reach extends Greenbrier’s leadership in railcar engineering, design and manufacturing and enables partnerships with established transportation equipment providers whose local presence and experience assists Greenbrier’s growth in new regions.

Closing of the investments is contingent on meeting certain conditions, including the completion of antitrust approval in Brazil.

About Greenbrier

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to freight rail transportation markets. Greenbrier designs, builds and markets freight railcars in North America and Europe. We also build and market marine barges in North America. We manufacture freight railcars and rail castings in Brazil through a strategic partnership. Through our European manufacturing operations, we recently began delivery of U.S.-designed tank cars to Saudi Arabia. In October 2016, we entered into an agreement with Astra Rail Management GmbH to form a new company, Greenbrier-Astra Rail, which will create an end-to-end, Europe-based freight railcar manufacturing, engineering and repair business. We expect this combination to be completed during 2017. We are a leading provider of wheel services, parts, leasing and other services to the railroad and related transportation industries in North America and a supplier of freight railcar repair, refurbishment and retrofitting services in North America through a joint venture partnership with Watco Companies, LLC. Through other joint ventures, we produce rail castings, tank heads and other railcar components. Greenbrier owns a lease fleet of over 8,500 railcars and performs management services for over 265,000 railcars.

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Greenbrier Exercises Options to Increase Strategic Investments in Brazil (Cont.)	Page 3

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other rail car or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016 and Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2016, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

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